                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 8.2


                  .                                    BASS, BERRY & SIMS PLC
                                              A PROFESSIONAL LIMITED LIABILITY COMPANY
           KNOXVILLE OFFICE                               ATTORNEYS AT LAW                               DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                                                                       AMSOUTH CENTER
         KNOXVILLE, TN 37902                                 REPLY TO:                           315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                                 AMSOUTH CENTER                            NASHVILLE, TN 37238-3001
                                                  315 DEADERICK STREET, SUITE 2700                        (615) 742-6200
            MEMPHIS OFFICE                            NASHVILLE, TN 37238-3001
      THE TOWER AT PEABODY PLACE                           (615) 742-6200                               MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                                                                      29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                           WWW.BASSBERRY.COM                           NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                                (615) 255-6161



                               November 14, 2005


Cavalry Bancorp, Inc.
114 West College Street
Murfreesboro, TN  37130

         Re:      FEDERAL INCOME TAX CONSEQUENCES OF MERGER OF
                  CAVALRY BANCORP, INC. WITH AND INTO PINNACLE
                  FINANCIAL PARTNERS, INC.

Ladies & Gentlemen:

     We have acted as counsel to Cavalry Bancorp, Inc., a Tennessee corporation (the "Company"), in connection with the proposed merger (the "Merger") of the Company with and into Pinnacle Financial Partners, Inc., a Tennessee corporation ("Pinnacle"), with Pinnacle surviving as defined and described in the Agreement and Plan of Merger dated as of September 30, 2005 (the "Merger Agreement"), by and between Pinnacle and the Company. We are rendering our opinion at your request pursuant to Section 7.1(f) of the Merger Agreement, and we understand that delivery of this opinion will satisfy the condition precedent to the consummation of the Merger described therein. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Merger Agreement, (ii) the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (iii) the joint proxy statement of the Company and Pinnacle and the prospectus of Pinnacle (the "Proxy Statement/Prospectus") relating to the Registration Statement, (iv) the representation letters of the Company and Pinnacle delivered to us for purposes of this opinion (the "Representation Letters"), and (v) such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

     For purposes of this opinion, we have assumed, with your permission, that
(i) the documents and corporate records that we have examined and the facts and representations concerning the parties and/or the Merger that are contained in the Merger Agreement or that have come to our attention during our engagement are valid, accurate and complete, (ii) the Merger will be consummated in the manner described in the Merger Agreement, (iii) the statements concerning the Merger set forth in the Merger Agreement and the Registration

Cavalry Bancorp, Inc.
November 14, 2005
Page 2


Statement are accurate and complete, (iv) the factual representations made by the Company and Pinnacle in the Representation Letters are accurate and complete, and (v) any factual representations made in the Merger Agreement or the Representation Letters "to the knowledge of," or based on the belief of, the Company or Pinnacle or similarly qualified are accurate and complete without such qualification. We also have assumed that the parties have complied with, and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. There can be no assurances that the opinion stated below will be accepted by the IRS or, if challenged, by a court.

     Based upon and subject to the foregoing, it is our opinion that:

(i) the merger will constitute a reorganization under Section 368(a) of the Code, and Pinnacle and the Company will each be a party to the reorganization;

(ii) no gain or loss will be recognized by the Company as a result of the Merger; and

(iii) no gain or loss will be recognized by shareholders of the Company who exchange their Company Common Stock solely for Pinnacle Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock).

     The foregoing opinion does not address all of the United States federal income tax consequences of the Merger. We express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth herein. No opinion is to be inferred or implied beyond the matters expressly so stated. No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Cavalry Bancorp, Inc.
November 14, 2005
Page 3

     This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation or assumption stated herein which becomes untrue or incorrect.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement in connection with our rendering this opinion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Bass, Berry & Sims PLC

                                                     Bass, Berry & Sims PLC